SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 8, 2010

Goldspan Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6260 South Rainbow Blvd., Suite 110, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (818) 340-4600

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01     Entry Into A Material Definitive Agreement

As discussed in our Current Report filed May 24, 2010, on May 22, 2010, we entered into a non-binding letter of intent with American Bio Fuels, LLC (“ABF”) for the potential purchase of 100% of the issued and outstanding stock of ABF’s wholly-owned subsidiary, Able Energy New York, Inc.  (“Able NY”).

On June 8, 2010, we executed a brief addendum to the letter of intent, which is filed herewith as Exhibit 10.1.  As discussed in the addendum, the parties have agreed that the consideration to paid for the contemplated acquisition of Able NY will be solely in the form of new common stock to be issued by Goldspan Resources, Inc. and will not include a cash or debt component.  In addition, the addendum to the letter of intent specifies that Able NY will undergo an audit for its two fiscal years ended June 30, 2010 prior to consummation of the contemplated acquisition.

Item 9.01     Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Addendum to Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldspan Resources, Inc.

/s/ Leon M. Caldwell
Leon M. Caldwell
President, Chief Financial Officer, and Director
Date: June 10, 2010